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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-72093 of NRT Incorporated of our report dated June 19, 1998, related to the statements of operations, shareholders' equity, and cash flows of Cornish & Carey Residential, Inc., for the years ended December 31, 1995 and 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
San Francisco, California

May 28, 1999